Reznick Group, P.C. 500 East Pratt Street Suite 200 Baltimore, MD 21202-3100	Tel: (410) 783-4900 Fax: (4101 727-0460 www.reznickgroup.com
EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-44798) of TeleCommunication Systems, Inc. Employee Stock Purchase Plan of our report dated April 27, 2007 relating to the financial statements of the TeleCommunication Systems, Inc. Employee Stock Purchase Plan, Employee Stock Purchase Plan for the plan years ended January 31, 2007, 2006 and 2005, which appears in this form 11-K.

/s/ Reznick Group, P.C.

Baltimore, Maryland
April 27, 2007